Filed Pursuant to Rule 424(b)(5)
Registration No. 333-142147
PROSPECTUS SUPPLEMENT

(To Prospectus dated August 22, 2008)
4,000,000 Shares

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares
(Liquidation Preference $25 Per Share)

We are offering 4,000,000 of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.001 per share, which we refer to as our Series A Preferred Shares. This is our original issuance of our Series A Preferred Shares, and we have no other preferred shares outstanding as of the date hereof. Dividends on our Series A Preferred Shares will be cumulative from January 18, 2011 and payable quarterly in arrears on or about the 15th day of each February, May, August and November, beginning on or about February 15, 2011, at the rate of 7.750% per annum of their liquidation preference, which is equivalent to $1.9375 per annum per share. The first dividend on our Series A Preferred Shares sold in this offering is payable on February 15, 2011 (in the amount of $0.1453125 per share).

Except in instances relating to preservation of our qualification as a REIT or in connection with a change of control the result of which our common shares of beneficial interest, par value $0.001 per share, and the common securities of the acquiring or surviving entity, are not listed on the NYSE or other stock exchange, our Series A Preferred Shares are not redeemable prior to January 18, 2016. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. In addition, upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, we will have the special option to redeem our Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such change of control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise this special optional redemption right in connection with a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, you will not have the conversion right described in the following paragraph. Our Series A Preferred Shares have no maturity date and will remain outstanding indefinitely unless converted by you in connection with a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange or are redeemed by us, and they are not subject to any sinking fund or mandatory redemption.

Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, you will have the right (subject to our special optional redemption right to redeem your Series A Preferred Shares) to convert some or all of your Series A Preferred Shares into a number of our common shares (or equivalent value of alternative consideration), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this quotient), by (ii) the Common Share Price, and (B) 2.187 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration as described in this prospectus supplement.

We have filed an application to list our Series A Preferred Shares on the NYSE under the symbol “FPOPrA.” If this application is approved, trading of our Series A Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of our Series A Preferred Shares.

There are restrictions on ownership of our Series A Preferred Shares intended to preserve our qualification as a REIT. See “Description of Our Series A Preferred Shares — Restrictions on Ownership” in this prospectus supplement. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series A Preferred Shares generally do not have any voting rights.

Investing in our Series A Preferred Shares involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated herein by reference.

	Per Share	Total

Initial price to public	$25.00	$100,000,000
Underwriting discounts and commissions	$0.7875	$3,150,000
Proceeds, before expenses, to First Potomac Realty Trust	$24.2125	$96,850,000

We have granted the underwriters the option to purchase up to 600,000 additional Series A Preferred Shares on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the Series A Preferred Shares will be ready for delivery in book-entry form through the Depository Trust Company on or about January 18, 2011.

Sole Book-Running Manager

Wells Fargo Securities

Barclays Capital	KeyBanc Capital Markets	Raymond James	RBC Capital Markets

Janney Montgomery Scott	JJB Hilliard, WL Lyons LLC	Baird	Stifel Nicolaus Weisel

Prospectus supplement dated January 12, 2011.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus or the information included or incorporated by reference in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission that adds to, updates or changes information contained in an earlier filing we made with the Securities and Exchange Commission shall be deemed to modify and supersede such information in the earlier filing.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates or as of other dates which are specified herein or therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus include and incorporate by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our ability to make distributions to our common and preferred shareholders in the future;

•	our understanding of our competition;

•	market trends;

•	pending acquisitions of properties and the performance and the integration of such properties into our portfolio;

•	projected capital expenditures; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.001 per

ii

share, which we refer to as our Series A Preferred Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in the documents incorporated by reference herein, including those set forth under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009;

•	general volatility of the capital markets and the market price of our common shares and our Series A Preferred Shares;

•	the length and severity of the recent economic downturn, and changes in general or regional economic conditions;

•	changes in our business strategy;

•	ability to obtain debt and/or financing on attractive terms or at all;

•	the uses and deployment of available capital;

•	ability to maintain current debt levels;

•	ability to repay or refinance current indebtedness upon maturity or other required payment date;

•	availability of qualified personnel;

•	changes in our industry, interest rates or our operating costs;

•	the degree and nature of our competition;

•	defaults in the performance of lease terms by our tenants;

•	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	risk of our tenants not renewing their leases, and our ability to timely lease or re-lease space at current or anticipated rents;

•	the concentration of leases with our single largest tenant;

•	our continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and our ability to operate effectively within the limitations imposed by the REIT qualification rules;

•	risks relating to real estate ownership and development;

•	risks associated with use of leverage to acquire properties; and

•	our ability to complete current and future acquisitions, and to successfully integrate such acquisitions into our existing portfolio, and effectively manage our growth.

When we use the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

There are a number of risk factors associated with the conduct of our business, and the risks listed above or discussed in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2009, and in the documents incorporated by reference, may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements, the factors listed above or the matters discussed in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2009, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

iii

SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our Series A Preferred Shares, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “How to Obtain More Information” and the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2009, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus. All references to “the company,” “our company,” “we,” “our” and “us” in this prospectus supplement mean First Potomac Realty Trust and all entities owned or controlled by us, except where it is made clear that the term applies only to the parent company. The term “you” refers to a prospective investor. Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Series A Preferred Shares from us.

Our Company

We are a self-managed, self-administered REIT that focuses on owning, operating, developing and redeveloping office and industrial properties in the greater Washington, D.C. region. As of September 30, 2010, we owned properties consisting of approximately 12.0 million square feet of space, including approximately 0.1 million square feet under development, that were 85.7% occupied by 550 tenants. We also own land that can accommodate approximately 1.4 million square feet of additional development. Our largest tenant is the U.S. Government. We derive substantially all of our revenue from leases of space within our properties. We have elected to be taxed as a REIT under the Internal Revenue Code.

We seek to acquire properties that we believe can benefit from our intensive property management to increase their profitability and value. Our portfolio contains a mix of single-tenant and multi-tenant office and industrial properties and business parks. Office properties are single-story and multi-story buildings that are used primarily for office use; business parks contain a combination of office buildings as well as buildings with office features combined with industrial property space; and industrial properties generally are used as warehouse, distribution or manufacturing facilities.

We conduct our business through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of September 30, 2010, we owned a 98.1% interest in our operating partnership. The remaining interests in the operating partnership are owned by limited partners, including certain of our executive officers and trustees, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.

Our executive offices are located at 7600 Wisconsin Avenue, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200. We maintain a website at http://www.first-potomac.com. The information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Acquisition and Investment Activity

Recently Completed Acquisitions and Investments

1750 H Street.  On October 28, 2010, we, through a joint venture in which we own a 50% interest and serve as the operating member, completed the purchase of 1750 H Street, N.W., a ten-story, 111,300 square-foot office building in Washington, D.C., for approximately $65.0 million. As of September 30, 2010, the property was 100% leased to six tenants. The acquisition was financed by the assumption by the joint venture of a $31.4 million mortgage loan with the balance of $33.6 million paid by the joint venture in cash, half of which we funded at closing.

Battlefield Corporate Center.  On October 28, 2010, we completed the acquisition, structured as a contribution to our operating partnership, of Battlefield Corporate Center, a one-story, 96,700 square-foot office building in Chesapeake, Virginia, for approximately $8.0 million in total consideration. As of September 30, 2010, the property was 100% leased to one tenant in the healthcare industry that, prior to the acquisition, was already one of our largest tenants. The acquisition was financed through a new $4.3 million mortgage loan on the property, approximately $3.5 million paid in the form of operating partnership units and $175,000 in cash.

Redland Corporate Center Phases II and III.  On November 11, 2010, we acquired a 90% interest in a joint venture that owns 520 Gaither Road (Phase II) and 530 Gaither Road (Phase III) in Rockville, Maryland. Upon consummation of this acquisition, the joint venture retired the existing first mortgage loan on the property in the principal amount of approximately $71.3 million. Our total investment in the joint venture initially is approximately $84.0 million, which we funded through a combination of available cash and a new $50.0 million three-month term loan provided by an affiliate of KeyBanc Capital Markets Inc. (which loan may be extended for an additional three months, subject to certain customary conditions) that is secured by our interest in the joint venture. In addition, we anticipate funding up to an additional $15.0 million in the future for capital improvements, tenant improvements and other capital needs at the project. Our interest in the joint venture consists of a $74.5 million preferred equity interest with a preferred return of initially 8.5%, which will be reduced to 6.5% if and as occupancy increases, with the balance representing a common equity interest in the joint venture. As of December 31, 2010, the 136,400 square-foot Phase III office building was 100% leased to a defense contractor and the 210,200 square-foot Phase II office building was 99% vacant. As of December 31, 2010, one lease totaling 11,000 square feet had been executed with respect to the Phase II building, and we expect occupancy to commence in the second quarter of 2011.

Atlantic Corporate Park in Sterling, Virginia.  On November 19, 2010, we acquired two four-story office buildings, each containing approximately 110,000 square feet, located in Northern Virginia for aggregate consideration of $22.5 million in cash. The properties were built in 2008, are LEED Gold certified and, as of December 31, 2010, were unoccupied.

1211 Connecticut Avenue.  On December 1, 2010, we acquired 1211 Connecticut Avenue, N.W., an eight-story, 137,000 square-foot office building located in Washington, D.C., for $49.5 million in cash. As of December 31, 2010, the building was 100% leased to 25 tenants.

950 F Street.  On December 21, 2010, we made a loan in the amount of $25 million to the owners of a 287,000 square foot, 92% leased office building located at 950 F Street, N.W. in Washington, D.C. The loan bears interest at a rate of 12.5% per annum, is interest only and matures on April 1, 2017. The loan is secured by a portion of the borrowers’ ownership interest in the entity which owns the property-owning entity. The office building is subject to a first mortgage loan in the original principal amount of $149.7 million. The first mortgage loan matures on April 1, 2017.

440 First Street.  On December 28, 2010, we acquired 440 First Street, NW, an office building in shell condition located in Washington, D.C., for $15.3 million, which is subject to a 45-year ground lease. We have reached an agreement with the land owner to purchase the fee interest in the land on or about January 11, 2011, for approximately $8.0 million. After a complete renovation, including the addition of an additional floor, the building is expected to be a nine-story, LEED Gold certified office building containing approximately 118,000 square feet.

7458 Candlewood Drive.  On December 30, 2010, we acquired 7458 Candlewood Drive, a 295,000 square-foot warehouse building located in Hanover, Maryland for aggregate consideration of approximately $22.6 million, comprised of our assumption of a $14.7 million mortgage loan on the property (33% of which we have guaranteed on a recourse basis) and approximately $7.9 million in cash. As of November 1, 2010, the building was 92% leased to three tenants. We recently signed an additional lease at this property, and as of January 10, 2011, the property was 100% leased to four tenants.

On January 6, 2011, we were notified that the largest tenant at this property, which currently leases approximately 217,400 square feet (or approximately 74% of the gross leasable area of the building) under a lease that represents approximately $1.5 million of annualized base rent in 2011, filed for Chapter 11 bankruptcy protection. We have been working with this tenant to reduce the amount of space it occupies and have identified potential tenants to backfill a portion of the tenant’s space. We cannot assure you that this tenant will continue to pay us rent in the future, and we may be delayed or precluded from collecting rents currently owed by this tenant. In addition, the tenant may ultimately reject its lease and vacate the space, and we may be unable to re-let all or a portion of the space on favorable terms or at all. These conditions may cause the property to not perform as we expected or produce the returns that we anticipated when we purchased the property. This would result in the property not generating enough revenue to make the required debt service payments on the mortgage loan, which would cause us to fund such payments or default on such loan. A default under the mortgage loan could result in foreclosure on the property and payment under our 33% recourse guaranty.

Aviation Business Park.  On September 30, 2010, we acquired for $8.0 million a $10.6 million principal amount loan secured by Aviation Business Park in Glen Burnie, Maryland. On December 29, 2010, we, through a joint venture in which we own a 50% interest, also obtained from the borrower title to the property. The property consists of three single-story office buildings totaling 121,000 square feet. As of December 31, 2010, the property was 12.5% leased to one tenant.

Pending Acquisitions Under Contract

840 First Street, N.E.  On November 2, 2010, we agreed to acquire 840 First Street, N.E., a 12-story, 248,500 square-foot office building located in Washington, D.C., for aggregate consideration of approximately $90.0 million. The acquisition is structured as a contribution to our operating partnership. As of September 30, 2010, the property was 100% leased to one tenant that specializes in the healthcare insurance industry. We expect to finance the acquisition through the assumption of a $58.7 million mortgage loan on the property and the issuance of approximately $31.3 million in operating partnership units (with the contributor having the option to receive up to $12.0 million of this amount in cash). In addition, we agreed to issue to the seller up to $10.0 million in additional operating partnership units if certain leasing targets are achieved at the property within the next four years. We have completed our due diligence on the property and are awaiting lender approval of the loan assumption.

Cedar Hill I & III and Merrill Lynch Building.  On July 23, 2010, we agreed to acquire Cedar Hill I & III, two three-story office buildings totaling 102,600 square-feet located in Tyson’s Corner, Virginia and the Merrill Lynch Building, a 12-story, 137,600 square-foot office building located in Columbia, Maryland. The aggregate purchase price for the properties is approximately $33.8 million, comprised of our assumption of a $30.0 million mortgage loan and approximately $3.8 million in cash. As of September 30, 2010, the Cedar Hill properties were 100% leased to the GSA, and the Merrill Lynch

Building was 70% leased to 25 tenants. We have completed our due diligence on these properties and are awaiting lender approval of the loan assumption.

One Fair Oaks.  On November 11, 2010, we agreed to acquire One Fair Oaks in Fair Oaks, Virginia for aggregate consideration of approximately $61.3 million, comprised of our assumption of a $52.4 million mortgage loan on the property and approximately $8.9 million in cash. One Fair Oaks is a 12-story, 214,200 square-foot office building. As of September 23, 2010, the property was 100% leased to a defense contractor. We have completed our due diligence on the property and are awaiting lender approval of the loan assumption.

The consummation of the pending acquisitions under contract are subject to customary closing conditions, including consent by the applicable lender of our assumption of the existing mortgage loan on the property. There can be no assurance that these conditions will be satisfied or that the proposed acquisitions under contract will be consummated on the terms described above, or at all.

Common Share Offering

On November 16, 2010, we closed an underwritten public offering of 11,500,000 common shares (including the underwriters overallotment option) at a price of $15.50 per share. In connection with the offering, we raised net proceeds of approximately $170.4 million after deducting the underwriting discount and estimated offering expenses payable by us. We used a portion of the net proceeds from the offering to repay approximately $140 million of the balance outstanding under our unsecured revolving credit facility, and intend to use the remaining proceeds to fund the acquisition of properties (including, without limitation, the real estate assets discussed above under the caption “Summary — Recent Developments — Acquisition and Investment Activity — Pending Acquisitions Under Contract”) and for working capital and general corporate purposes.

The Offering

Issuer	First Potomac Realty Trust

Securities Offered	4,000,000 Series A Cumulative Redeemable Perpetual Preferred Shares, $0.001 par value per share. We have granted the underwriters an option to purchase up to an additional 600,000 Series A Preferred Shares to cover over-allotments.

Dividends	Dividends on our Series A Preferred Shares will be cumulative from January 18, 2011 and are payable quarterly in arrears on or about the 15th day of each February, May, August and November, commencing on February 15, 2011, at the rate of 7.750% per annum of their liquidation preference, or $1.9375 per annum per share. The first dividend on our Series A Preferred Shares sold in this offering is payable on February 15, 2011 (in the amount of $0.1453125 per share).

Liquidation Preference	If we liquidate, dissolve or windup, holders of our Series A Preferred Shares will have the right to receive $25 per share, plus an amount per share equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities.

Maturity	Our Series A Preferred Shares have no maturity date and we are not required to redeem our Series A Preferred Shares. Accordingly, our Series A Preferred Shares will remain outstanding indefinitely, unless converted by you in connection with a Change of Control (as defined under “Conversion Rights” below) or if we decide to redeem them. We are not required to set aside funds to redeem our Series A Preferred Shares.

Ranking	Our Series A Preferred Shares will rank senior to our common shares and any other junior shares that we may issue in the future, on parity with any other parity shares that we may issue in the future, and junior to all of our existing and future indebtedness, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up.

Optional Redemption	Except in instances relating to preservation of our qualification as a REIT, in connection with our redemption rights upon the exercise of a conversion right after a Change of Control (as defined under “Conversion Rights” below) by a holder or pursuant to our special optional redemption right, our Series A Preferred Shares are not redeemable prior to January 18, 2016. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), we will have the option to redeem our Series A Preferred Shares, in whole or in part, within

120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control, you will not have the Change of Control Conversion Right (as defined under “Description of Our Series A Preferred Shares — Conversion Rights”).

Conversion Rights	Upon the occurrence of a Change of Control, you will have the right (subject to our special optional redemption right to redeem your Series A Preferred Shares) to convert some or all of your Series A Preferred Shares into a number of our common shares of beneficial interest, par value $0.001 per share (or equivalent value of alternative consideration), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend) by (ii) the Common Share Price, and (B) 2.187 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration as described in this prospectus supplement. If we exercise our special optional redemption right (by sending the required notice) in connection with a Change of Control, you will not have any Change of Control Conversion Right.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

To see how we define “Common Share Price” and “Change of Control Conversion Date,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Our Series A Preferred Shares — Conversion Rights.”

Voting Rights	Holders of our Series A Preferred Shares will generally have no voting rights. However, if dividends on our Series A Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series A Preferred Shares (voting separately as a class with the holders of any other series of parity preferred shares upon which like voting rights have been conferred and are exercisable) will have the right to elect two members to serve on our Board of Trustees until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, certain changes that would be material and adverse to the rights of holders of our Series A Preferred Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Shares (voting separately as a class with the holders of any other series of parity preferred shares upon which like voting rights have been conferred and are exercisable). See “Description of our Series A Preferred Shares — Voting Rights” below.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We have filed an application to list our Series A Preferred Shares on the NYSE under the symbol “FPOPrA.” We expect trading of the Series A Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of the initial delivery of the shares.

Use of Proceeds	We intend to contribute the net proceeds from this offering, which we expect to be approximately $96.6 million after deducting the underwriting discount and estimated offering expenses payable by us, to our operating partnership in exchange for preferred partnership units, and the operating partnership intends to use the net proceeds to repay a portion of the balance outstanding under our unsecured revolving credit facility, to fund the acquisition of properties (including, without limitation, the real estate assets discussed above in this prospectus supplement under the caption “Summary — Recent Developments — Acquisition and Investment Activity”) and for working capital and general corporate purposes. See “Use of Proceeds.”

Restrictions on Ownership	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the “Code”), our declaration of trust and the articles supplementary relating to the Series A Preferred Shares contains or will contain ownership and transfer restrictions relating to our common shares and Series A Preferred Shares. See “Restrictions on Ownership” in this prospectus supplement for additional information about these restrictions.

Settlement Date	Delivery of the Series A Preferred Shares will be made against payment therefor on or about January 18, 2011.

Form	Our Series A Preferred Shares will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.

Risk Factors	Investing in our Series A Preferred Shares involves a high degree of risk and the purchasers of our Series A Preferred Shares may lose their entire investment. See “Risk Factors” beginning on page S-9 and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2009 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our Series A Preferred Shares.

Tax Consequences	The U.S. federal income tax consequences of owning and disposing of the Series A Preferred Shares are summarized in “Additional Federal Income Tax Considerations” on page S-29 of this prospectus supplement, which supplements the discussion under the heading “Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

Any investment in our Series A Preferred Shares involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2009, as supplemented by the risks described below, and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information” in this prospectus supplement.

Acquisitions of new properties may initially be dilutive and may not produce the returns that we expect and we may not be able to successfully integrate new properties into our portfolio or manage our growth effectively, which could have a material adverse effect on our results of operations, financial condition and growth prospects.

We intend to use a significant portion of the net proceeds from this offering to finance the acquisition of real estate and real estate-related assets, including those real estate assets described in this prospectus supplement above under the caption “Summary — Recent Developments — Acquisition and Investment Activity.” One or more of these acquisitions may initially be dilutive to our net income, and new properties may not perform as we expect or produce the returns that we anticipate (including, without limitation, as a result of tenant bankruptcies, tenant concessions, our inability to collect rents and higher than anticipated operating expenses). Further, we may not successfully integrate one or more of these properties into our existing portfolio without operating disruptions or unanticipated costs. Additionally, as we increase the size of our portfolio, we cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff to integrate new properties into our portfolio or manage any future acquisitions of properties without operating disruptions or unanticipated costs. Under the circumstances described above, our results of operations, financial condition and growth prospects may be materially and adversely affected.

Our Series A Preferred Shares are subordinate to all of our existing and future debt, and your interests as a holder of Series A Preferred Shares could be diluted by the issuance of additional preferred shares, including additional Series A Preferred Shares or preferred shares ranking senior to or on parity with our Series A Preferred Shares, and by other transactions.

Our Series A Preferred Shares are subordinate to all of our existing and future debt. As a result, the Series A Preferred Shares will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. As described below, our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders. Our declaration of trust authorizes the issuance of up to 50,000,000 preferred shares in one or more series. The issuance of additional preferred shares on parity with or senior to our Series A Preferred Shares would dilute the interests of the holders of our Series A Preferred Shares, and any issuance of preferred shares senior to our Series A Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Shares. Other than the conversion right afforded to holders of Series A Preferred Shares that may occur in connection with a Change of Control described under “Description of our Series A Preferred Shares — Conversion Rights” below, none of the provisions relating to our Series A Preferred Shares contain any provisions affording the holders of our Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of our Series A Preferred Shares, so long as the rights of the holders of our Series A Preferred Shares are not materially and adversely affected.

We have significant outstanding debt that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series A Preferred Shares.

As of September 30, 2010, we had approximately $616.9 million of outstanding consolidated debt (and approximately $778.6 million on a pro forma, as adjusted, basis as described below under “Capitalization”). We may incur additional debt for various purposes, including, without limitation, to fund future acquisitions, development activities and operational needs. Our outstanding debt, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to satisfy our obligations with respect to our Series A Preferred Shares, including paying dividends.

Our outstanding debt obligations restrict our ability to pay dividends on our Series A Preferred Shares and may restrict our ability to redeem our Series A Preferred Shares.

We and our subsidiaries, including our operating partnership, are, and may in the future become, parties to agreements and instruments, which, among other things, restrict or prevent the payment of dividends on our classes and series of shares and the repurchase or redemption of our classes and series of shares. For example, under our unsecured revolving credit facility, secured term loans and senior notes, we are required to satisfy certain financial covenants, including, among others, a fixed charge coverage ratio of at least 1.50 and a minimum tangible net worth of $464.9 million. The covenants may have the effect of prohibiting us from paying dividends to our shareholders or repurchasing or redeeming our shares. We are also prohibited from paying dividends to our shareholders in excess of 95% of our funds from operations and only so long as no event of default under our unsecured revolving credit facility exists. If an event of default exists, we may only pay dividends sufficient to maintain our qualification as a REIT. Our inability to meet the various financial and operating covenants contained in our debt instruments, including those discussed above, could result in us being limited in the amount of dividends we would be permitted to pay on our Series A Preferred Shares or being restricted from redeeming our Series A Preferred Shares.

As a holder of Series A Preferred Shares you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Shares are extremely limited. Our common shares are the only class of our equity securities carrying full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to the ability to appoint additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, and with respect to voting on amendments to our declaration of trust or our Series A Preferred Shares Articles Supplementary that materially and adversely affect the rights of Series A Preferred Shares holders or create additional classes or series of preferred shares that are senior to our Series A Preferred Shares. See “Description of our Series A Preferred Shares — Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares will not have voting rights.

The change of control conversion and redemption features of our Series A Preferred Shares may make it more difficult for or discourage a party from taking over our company.

Upon a change of control, the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, holders of our Series A Preferred Shares will have the right (subject to our special optional redemption right) to convert some or all of their Series A Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Shares. See “Description of our Series A Preferred Shares — Conversion Rights” and “— Special Optional Redemption.” These features of our Series A Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common shares and Series A Preferred Shares with the opportunity to realize a premium over the then current market price or that shareholders may otherwise believe is in their best interests.

There is no established trading market for our Series A Preferred Shares and the market value of our Series A Preferred Shares could be materially adversely affected by various factors.

Our Series A Preferred Shares are a new issue of securities with no established trading market. We have filed an application to list our Series A Preferred Shares on the NYSE, but there can be no assurance that the NYSE will accept the shares for listing. Even if the Series A Preferred Shares were to be listed, an active trading market on the NYSE for our Series A Preferred Shares may not develop or, if it does develop, may not last, in which case the trading price of our Series A Preferred Shares could be adversely affected. If an active trading market does develop on the NYSE, our Series A Preferred Shares may trade at prices lower than the initial offering price. The trading price of our Series A Preferred Shares would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in our Series A Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

USE OF PROCEEDS

The net proceeds to us from the sale of the Series A Preferred Shares offered hereby are expected to be approximately $96.6 million ($111.1 million if the underwriters exercise their option to purchase additional Series A Preferred Shares in full), after deducting the underwriting discount and our estimated offering expenses.

We intend to contribute the net proceeds from this offering to our operating partnership in exchange for preferred partnership units, and the operating partnership intends to use the net proceeds to repay a portion of the balance outstanding under our unsecured revolving credit facility, to fund the acquisition of properties (including, without limitation, the real estate assets discussed above in this prospectus supplement under the caption “Summary — Recent Developments — Acquisition and Investment Activity”) and for working capital and general corporate purposes. Accordingly, we will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Series A Preferred Shares.

On December 29, 2009, we replaced and refinanced our $125.0 million unsecured revolving credit facility, which was scheduled to mature in April 2010, with a new $175.0 million facility. On June 1, 2010, we utilized a feature under the credit facility to increase the aggregate borrowing capacity under the credit facility to $225.0 million. Pursuant to this same feature, we may increase the amount of the credit facility by an additional $50.0 million under certain circumstances and subject to certain conditions specified in the credit facility (including receipt of consent of the administrative agent and that no default or event of default shall have occurred and be continuing under the terms of the credit facility). As of September 30, 2010, the outstanding balance of our credit facility was $128.0 million and as of January 10, 2011 there was approximately $191.0 million outstanding. We utilize our credit facility from time to time to fund our working capital needs and for other general corporate purposes, our future property acquisitions and our capital expenditures. The credit facility matures on January 15, 2013, and we have the option to extend the maturity until January 15, 2014 upon payment of a 50 basis point extension fee and subject to certain conditions specified in the credit facility (including that no default or event of default shall have occurred and be continuing under the terms of the credit facility). The credit facility has an interest rate spread of 275-375 basis points over LIBOR (at September 30, 2010, LIBOR was 0.26%). The exact interest rate payable under our credit facility depends upon the ratio of our maximum total debt to total gross asset value. At September 30, 2010, borrowings under the credit facility bore interest at LIBOR plus 300 basis points. Affiliates of Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., which are underwriters in this offering, are lenders under our credit facility and may therefore receive a portion of the net proceeds from this offering through the partial repayment of indebtedness under the credit facility. See “Underwriting.” We may re-borrow amounts repaid under our credit facility to fund our working capital needs and for other general corporate purposes, our future property acquisitions and our capital expenditures.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the nine months ended September 30, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interest in our operating partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2010		2009	2008	2007		2006		2005

Ratio of earnings to combined fixed charges and preferred dividends(1)(2)		*	1.17	1.06		*		*		*

*	Fixed charges exceeded earnings for the nine months ended September 30, 2010 and for each of the years ended December 31, 2007, 2006 and 2005. The amounts of the deficiencies, or the fixed charge amounts in excess of earnings, were $5.5 million for the nine months ended September 30, 2010 and $5.3 million, $0.8 million and $2.0 million for the years ended December 31, 2007, 2006 and 2005, respectively.

(1)	The operations of Deer Park and 7561 Lindbergh Drive have been reclassified to discontinued operations for all periods presented due to our disposition of these properties in 2010. Accordingly, the amounts presented above do not reflect the impact of the operations of Deer Park and 7561 Lindbergh Drive on our continuing operations or the ratio or deficiency of earnings to combined fixed charges and preferred dividends.

(2)	Giving effect to the use of proceeds from this offering by us as described under “Use of Proceeds,” the amounts of the deficiencies, or the fixed charge amounts in excess of earnings, would have been $8.9 million for the nine months ended September 30, 2010 and $0.7 million for the year ended December 31, 2009.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010 (i) on an actual basis, (ii) on a pro forma basis giving effect to (A) the incurrence of mortgage and term loan indebtedness and the issuance of operating partnership units in connection with our recently completed and pending acquisitions under contract of the real estate assets discussed above in this prospectus supplement under the caption “Summary — Recent Developments — Acquisition and Investment Activity,” (B) the completion of the underwritten public offering of our common shares on November 16, 2010 and the application of the net proceeds from such offering, as discussed above in this prospectus supplement under the caption “Summary — Recent Developments — Common Share Offering,” and (C) additional borrowings under our unsecured revolving credit facility subsequent to November 9, 2010 to repay mortgage indebtedness and to fund acquisitions and for other general corporate purposes; and (iii) on a pro forma basis, as adjusted, to give effect to the pro forma changes described in (ii) above and the completion of this offering and the application of the net proceeds as described under “Use of Proceeds.” For purposes of the following table, we have assumed no exercise by the underwriters of their over-allotment option. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2010
		Pro	Pro Forma, As
	Actual	Forma(1)(2)	Adjusted
	(Amounts in thousands, except share and per share amounts)

Debt obligations:
Mortgage loans(3)	324,118	450,118	450,118
Exchangeable senior notes, net of discount	29,796	29,796	29,796
Senior notes	75,000	75,000	75,000
Secured term loans	60,000	110,000	110,000
Unsecured revolving credit facility(4)	128,000	203,650	113,650
Total debt	616,914	868,564	778,564
Noncontrolling interests in the Operating Partnership(5)	10,919	46,052	46,052
Total equity:
Preferred shares, $0.001 par value per share, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2010 and 4,000,000 Series A Cumulative Redeemable Perpetual Preferred Shares issued and outstanding, as adjusted	—	—	96,550
Common shares, $0.001 par value per share, 150,000,000 shares authorized, 38,434,417 shares issued and outstanding at September 30, 2010, and 49,934,417 shares issued and outstanding pro forma and as adjusted(6)	38	50	50
Additional paid-in capital	624,797	795,159	795,159
Accumulated other comprehensive loss	(997)	(997)	(997)
Dividends in excess of accumulated earnings	(164,454)	(164,454)	(164,454)
Noncontrolling interests in subsidiary entity(7)	—	3,000	3,000
Total equity	459,384	632,758	729,308
Total capitalization	$1,087,217	$1,547,374	1,553,924

(1)	Our pending acquisitions under contract are subject to customary closing conditions, including consent by the applicable lender of our assumption of the existing mortgage loan on the property.

There can be no assurance that these conditions will be satisfied or that the pending acquisitions under contract described in this prospectus supplement under the caption “Summary — Recent Developments — Acquisition and Investment Activity — Pending Acquisitions Under Contract” will be consummated on the terms described in this prospectus supplement, or at all.

(2)	Does not reflect any contingent consideration that may be paid in the form of operating partnership units in connection with the acquisitions described in this prospectus supplement under the caption “Summary — Recent Development — Acquisition and Investment Activity.”

(3)	Excludes off-balance sheet mortgage debt of $22.7 million in the aggregate associated with the RiversPark and 1750 H Street unconsolidated joint ventures. The amounts shown in the Pro Forma and the Pro Forma, As Adjusted, columns reflect anticipated mortgage loans outstanding as of the date of the completed and pending acquisitions under contract discussed under the caption “Summary — Recent Developments — Acquisition and Investment Activity.”

(4)	As of September 30, 2010 there was approximately $128.0 million outstanding under our unsecured revolving credit facility and as of January 10, 2011 there was approximately $191.0 million outstanding which excludes anticipated borrowings associated with certain pending acquisitions. We expect to repay approximately $90.0 million of this amount with the net proceeds of this offering. See “Use of Proceeds.” The amount reflected as being outstanding under our unsecured revolving credit facility on a pro forma and pro forma, as adjusted, basis also includes draws we expect to make in connection with certain pending acquisitions under contract described in this prospectus supplement under the caption “Summary — Recent Development — Acquisition and Investment Activity — Pending Acquisitions Under Contract.”

(5)	Includes the issuance of 230,876 operating partnership units valued at $16.60 associated with the acquisition of Battlefield Corporate Center, and the pending issuance of approximately 1,966,000 units valued at $15.92 associated with the pending acquisition of 840 First Street, N.E.

(6)	Does not include: (a) 958,802 common shares issuable upon redemption of outstanding operating partnership units; (b) 921,350 common shares issuable upon exercise of outstanding options; and (c) 2,251,680 common shares reserved for future awards under our equity compensation plans. Also, does not reflect any contingent consideration that may be paid in the form of operating partnership units in connection with the acquisitions described in this prospectus supplement under the caption “Summary — Recent Development — Acquisition and Investment Activity.”

(7)	Reflects the noncontrolling interests associated with the acquisition of Redland Corporate Center Phases II and III described in this prospectus supplement under the caption “Summary — Recent Developments — Acquisition and Investment Activity.”

DESCRIPTION OF OUR SERIES A PREFERRED SHARES

The description of certain terms and provisions of our Series A Preferred Shares contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our Amended and Restated Declaration of Trust, including the articles supplementary setting forth the terms of the Series A Preferred Shares (“Articles Supplementary”), our bylaws and Maryland law. The following description of the terms of our Series A Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to First Potomac Realty Trust and not to any of its subsidiaries.

General

Our declaration of trust provides that we may issue up to 50,000,000 preferred shares, $0.001 par value per share. Our declaration of trust authorizes our Board of Trustees to increase or decrease the number of authorized shares without shareholder approval. Prior to the completion of this offering, we had not issued any preferred shares.

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our Board of Trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof.

Prior to the closing of this offering, we will supplement our declaration of trust to classify 4,600,000 authorized preferred shares as 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares and authorize the issuance thereof. When issued, our Series A Preferred Shares will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Shares will have no preemptive rights with respect to any of our shares or any of our other securities convertible into or carrying rights or options to purchase any of our shares.

Our Series A Preferred Shares will not be subject to any sinking fund and we will have no obligation to redeem or retire our Series A Preferred Shares. Unless converted by you in connection with a Change of Control or redeemed by us, our Series A Preferred Shares will have a perpetual term, with no maturity.

The Articles Supplementary establishing our Series A Preferred Shares permit us to “reopen” this series, without the consent of the holders of our Series A Preferred Shares, in order to issue additional Series A Preferred Shares from time to time. Thus, we may in the future issue additional Series A Preferred Shares without your consent. Any additional Series A Preferred Shares will have the same terms as the Series A Preferred Shares being issued in this offering. These additional Series A Preferred Shares will, together with the Series A Preferred Shares being issued in this offering, constitute a single series of securities.

Ranking

Our Series A Preferred Shares will rank, with respect to payment of dividends and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to the Junior Shares (as defined under “— Dividends” below), including our common shares;

•	on parity with any class or series of our shares expressly designated as ranking on parity with the Series A Preferred Shares; and

•	junior to any other class or series of shares expressly designated as ranking senior to the Series A preferred Shares.

The term “capital shares” means shares of all classes and series and does not include convertible debt securities, which rank senior to the Series A Preferred Shares prior to conversion, including our 4.0% Exchangeable Senior Notes Due 2011.

While any of our Series A Preferred Shares are outstanding, we may not authorize or create any class or series of shares of beneficial interest that ranks senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Shares voting separately as a class with holders of all other similarly-affected classes and series of Parity Shares upon which like voting rights have been conferred and with which such holders of Series A Preferred Shares are entitled to vote as a single class on such matters. However, we may create additional classes or series of shares, amend our declaration of trust to increase the authorized number of common shares or preferred shares or issue series of preferred shares ranking on parity with or junior to the Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Series A Preferred Shares. See “— Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred shares senior to our Series A Preferred Shares.

Dividends

Holders of Series A Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of 7.750% per annum per share of their liquidation preference (equivalent to $1.9375 per annum per Series A Preferred Share). The first dividend on our Series A Preferred Shares sold in this offering is payable on February 15, 2011 (in the amount of $0.1453125 per share). See “Risk Factors — Our outstanding debt obligations restrict our ability to pay dividends on our Series A Preferred Shares and may restrict our ability to redeem our Series A Preferred Shares” for information regarding restrictions on our ability to pay dividends on our Series A Preferred Shares under our debt obligations.

Dividends on each Series A Preferred Share will be cumulative from January 18, 2011 and are payable quarterly in arrears on or about the 15th day of each February, May, August and November at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Series A Preferred Shares Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the corresponding payment dates thereof as fixed by our Board of Trustees. Dividends are cumulative from January 18, 2011 or the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods we shall have funds legally available for the payment of such dividends. Accumulations of dividends on our Series A Preferred Shares will not bear interest and holders of our Series A Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series A Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series A Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four. After full cumulative dividends on our Series A Preferred Shares have been paid or declared and funds therefor set aside for payment with respect to a dividend period, the holders of our Series A Preferred Shares will not be entitled to any further distributions with respect to that dividend period.

No dividend will be authorized and declared or paid or set apart for payment on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series A Preferred Shares for all prior dividend periods;

provided, however, that if accrued dividends on our Series A Preferred Shares for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to the respective amounts of accrued and unpaid dividends on our Series A Preferred Shares and such Parity Shares. All dividend payments made on our Series A Preferred Shares, including any capital gain dividends, will be credited first to the earliest accrued but unpaid dividend.

Our Board of Trustees will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of our common shares made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Shares or Parity Shares or redemptions for the purpose of preserving our qualification as a REIT, or purchases of Series A Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of our Series A Preferred Shares, as described below under “— General Provisions Applicable to Redemptions”), unless all cumulative dividends with respect to our Series A Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term “Junior Shares” means our common shares, and any other class of our shares of beneficial interest now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series A Preferred Shares.

Optional Redemption

We may not redeem our Series A Preferred Shares prior to January 18, 2016, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or in connection with our right to redeem Series A Preferred Shares upon the exercise of a Change of Control Conversion Right (as defined under “— Conversion Rights — Conversion” below) by a holder of Series A Preferred Shares or in connection with our special optional redemption right described below. For further information regarding these exceptions, see “— Conversion Rights” below, “— Special Optional Redemption” below and “Restrictions on Ownership” below and in the accompanying prospectus. On or after January 18, 2016, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number or percentage of Series A Preferred Shares to be redeemed;

•	the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number or percentage of Series A Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method we may choose.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined under “— Conversion Rights” below), we will have the option to redeem our Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control, you will not have the Change of Control Conversion Right described below.

A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number or percentage of Series A Preferred Shares to be redeemed;

•	the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

•	that dividends on the shares will cease to accrue on such redemption date.

General Provisions Applicable to Redemptions

On the redemption date, we must pay on each Series A Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series A Preferred Shares called for redemption.

If full cumulative dividends on our Series A Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series A Preferred Shares in part or any Parity Shares other than in exchange for Junior Shares or Parity Shares; provided, however, that the foregoing shall not prevent the purchase by us of (i) Series A Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of our Series A Preferred Shares or (ii) shares held in excess of the limits in our declaration of trust in order to ensure that we continue to meet the requirements for qualification as a REIT. See “Restrictions on Ownership” in the accompanying prospectus.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent for the Series A Preferred Shares a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series A Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Conversion Rights

Definitions

As used in the prospectus supplement, the following terms shall have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of our common shares is solely cash, the amount of cash consideration per common share, and (ii) if the consideration to be received in the Change of Control by holders of common shares is other than solely cash, the average of the closing price per common share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Conversion

Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, subject to our special optional redemption right, to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined below) into a number of our common shares per Series A Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date, except if the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend, by (ii) the Common Share Price (such quotient, the “Conversion Rate”), and (B) 2.187 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common share dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 8,748,000 common shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series A Preferred Shares is exercised, not to exceed 10,060,200 common shares in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to our common shares as follows: The adjusted Exchange Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of our common shares are entitled to receive consideration other than solely our common shares, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common shares (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will be entitled thereafter to convert (subject to our special optional redemption right) such Series A Preferred Shares not into our common shares but solely into the kind and amount of Alternative Form Consideration which the holder of Series A Preferred Shares would have owned or been entitled to receive upon the Change of Control as if such holder of Series A Preferred Shares held the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, we will make adequate provision whereby the holders of Series A Preferred Shares will have a reasonable opportunity to determine the form of consideration into which all of the Series A Preferred Shares, treated as a single class, will be convertible from and after the effective date of the Change of Control. This determination will be based on the weighted average of elections made by the holders of Series A Preferred Shares who participate in the determination, will be subject to any limitations to which all holders of common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control, and will be conducted in such a manner as to be completed by the Change of Control Conversion Date.

We will not issue fractional common shares upon the conversion of our Series A Preferred Shares. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right and our right to exercise our special optional redemption right. This notice must state:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right;

•	that we may elect to exercise our special optional redemption right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date, which will be a business day;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Shares.

To exercise the Change of Control Conversion Right, the holder of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series A Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Shares to be converted; and

•	that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Shares.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Shares.

Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series A Preferred Shares;

•	if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

•	the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless we have elected or we elect to redeem such Series A Preferred Shares by exercising our special optional redemption right (by sending the required notice of special optional redemption) prior to the close of business on the Change of Control Conversion Date. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion

Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive $25 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Shares into common shares. Notwithstanding any other provision of our Series A Preferred Shares, no holder of our Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the Articles Supplementary setting forth the terms of the Series A Preferred Shares. See “Restrictions on Ownership,” below.

Subject to the other restrictions on ownership and transfer set forth in our declaration of trust, our board of trustees will exempt (prospectively or retroactively) a person from the Series A Preferred Share ownership limit if the ownership of Series A Preferred Shares in excess of such limit is solely the result of a conversion of some Series A Preferred Shares to common shares pursuant to the Change of Control Conversion Right.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our company. See “Risk Factors.” We are not aware, however, of any specific effort to accumulate our shares with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control redemption feature is not part of a plan by us to adopt a series of anti-takeover provisions. Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Liquidation Preference

The holders of Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25 per Series A Preferred Share, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per Series A Preferred Share equal to all dividends (whether or not declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of our Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory share exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

Except as indicated below, the holders of Series A Preferred Shares will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, whether or not declared, the number of members then constituting our Board of Trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (we refer to any such other series as Voting Preferred Shares), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of our Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on our Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on our Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on our Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. If the rights of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect the two additional board members terminate after the record date for the determination of holders of our Series A Preferred Shares and Voting Preferred Shares entitled to vote in any election of such board members, but before the closing of the polls in such election, holders of our Series A Preferred Shares and Voting Preferred Shares outstanding as of such record date will not be entitled to vote in such election of board members. However, the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to nominate or elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Shares be entitled pursuant to these voting rights to elect a trustee that would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

The additional trustees will be elected by a plurality of the votes cast in the election of such trustees, and each such trustee will serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualified, or until such trustee’s term of office terminates as described above. Any trustee elected by the holders of our Series A Preferred Shares and any class or series of Voting Preferred Shares may be removed only by a vote of the holders of a majority of the outstanding Series A Preferred Shares and all classes and series of Voting Preferred Shares with which the holders of our Series A Preferred Shares are entitled to vote together as a single class in the election of such trustees. At any time that the holders of our Series A Preferred Shares are entitled to vote in the election of the two additional trustees, holders of our Series A Preferred Shares will be entitled to vote in the election of a successor to fill any vacancy on our board of trustees that results from the removal of such a trustee.

At any time that holders of our Series A Preferred Shares have the right to elect two additional trustees as described above but such trustees have not been elected, our secretary must call a special meeting for the purpose of electing the additional trustees upon the written request of the holders of record of 10% of the outstanding Series A Preferred Shares and all classes and series of Voting Preferred Shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class with respect to the election of such trustees, unless such a request is received less than 90 days before the date fixed for the next annual meeting of our shareholders, in which case, the additional trustees may be elected at such annual meeting or at a separate special meeting of our shareholders.

In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class with holders of all other similarly-affected classes and series of Parity Shares upon which like voting rights have been conferred and with which holders of Series A Preferred Shares are entitled to vote as a single class on such matters, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our declaration of trust or the Series A Preferred Shares Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, our Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of shares of beneficial interest having rights senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Shares and Junior Shares, amend our declaration of trust to increase the authorized number of Parity Shares (including our Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

So long as any Series A Preferred Shares remain outstanding, the holders of Series A Preferred Shares, voting together as a single class with the holders of all other classes and series of Parity Shares upon which like voting rights have been conferred and with which holders of Series A Preferred Shares are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to our declaration of trust on which holders of our Series A Preferred Shares are entitled to vote and that would alter only the contract rights, as expressly set forth in our declaration of trust, of the Series A Preferred Shares and such other class(es) and series of Parity Shares, and the holders of any other class(es) or series of our capital shares will not be entitled to vote on such an amendment.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding Series A Preferred Shares.

In any matter in which the Series A Preferred Shares may vote, each Series A Preferred Share shall entitle the holder to cast one vote per $25 of liquidation preference (excluding amounts with respect to accumulated and unpaid dividends). As a result, each Series A Preferred Share will entitle the holder to cast one vote.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership

Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares of beneficial interest that a person may own or be treated as owning under applicable attribution rules. Our declaration of trust generally provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 8.75% (by value or number of shares, whichever is more restrictive) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the Articles Supplementary setting forth the terms of the Series A Preferred Shares, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. Unless the applicable ownership limitation is waived by our board of trustees prior to transfer, any transfer of our Series A Preferred Shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Series A Preferred Shares that would otherwise beheld in violation of the ownership limit will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer or other event giving rise to such excess ownership. The beneficiary of the trust will be one or more charitable organizations named by us. The ownership limitation provisions also may make our Series A Preferred Shares an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of (i) more than 9.8% of the number or value of our outstanding Series A Preferred Shares or (ii) more than 8.75% in value of our outstanding shares of all classes.

Subject to the other restrictions on ownership and transfer set forth in our declaration of trust, our board of trustees will exempt (prospectively or retroactively) a person from the Series A Preferred Share ownership limit if the ownership of Series A Preferred Shares in excess of such limit is solely the result of a conversion of some Series A Preferred Shares to common shares pursuant to the Change of Control Conversion Right.

Notwithstanding any other provision of our Series A Preferred Shares, no holder of our Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the Articles Supplementary setting forth the terms of the Series A Preferred Shares.

Listing

We have filed an application to list our Series A Preferred Shares on the NYSE under the symbol “FPOPrA.” We expect trading of the Series A Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” for a discussion of the expected trading of our Series A Preferred Shares on the NYSE.

Book-Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for our Series A Preferred Shares. Our Series A Preferred Shares will be maintained in book-entry form registered in the name of the nominee of DTC, except in limited circumstances. We will not issue certificates to you for our Series A Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in our Series A Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in our Series A Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series A Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct

Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase our Series A Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for our Series A Preferred Shares on DTC’s records. You, as the actual owner of our Series A Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased our Series A Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of our Series A Preferred Shares in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series A Preferred Shares.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our declaration of trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the Series A Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series A Preferred Shares in accordance with its procedures. Notices regarding the occurrence of a Change of Control will also be sent to Cede & Co.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series A Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts our Series A Preferred Shares are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on our Series A Preferred Shares will be made directly to the nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to our Series A Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to our Series A Preferred Shares. In that event, we will print and deliver certificates in fully registered form for our Series A Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series A Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures.  Initial settlement for our Series A Preferred Shares will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series A Preferred Shares is American Stock Transfer & Trust Company, LLC.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion under the heading “Federal Income Tax Considerations” in the accompanying prospectus. The following is a summary of certain additional federal income tax considerations with respect to the ownership of our Series A Preferred Shares.

The U.S. federal income tax treatment of holders of our Series A Preferred Shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our Series A Preferred Shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Series A Preferred Shares.

Taxation of First Potomac Realty Trust

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with the offering. We have received an opinion of Hogan Lovells US LLP to the effect that our organization and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2006, and thereafter. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed in the prospectus, which could require us to pay an excise or penalty tax (which could be significant in amount) in order for us to maintain our REIT qualification.

Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or, in some cases, quarterly) operating results, the various requirements under the Code that are described in this discussion. These requirements apply to, among other things, the sources of our gross income, the composition and values of our asserts, our distribution levels, and the diversity of ownership of our Series A Preferred Shares. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will satisfy such requirements.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our Series A Preferred Shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.,

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia),

•	an estate whose income is subject to U.S. federal income taxation regardless of its source, or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our Series A Preferred Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Series A Preferred Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Series A Preferred Shares by the partnership.

Distributions Generally.  So long as we qualify as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our Series A Preferred Shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.

Capital Gain Dividends.  We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. shareholder as capital gain. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase its adjusted basis in its Series A Preferred Shares by the difference between the amount of includible capital gain and the amount of tax it is deemed to have paid.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15% (through 2012), and taxable to U.S. shareholders that are corporations at a maximum rate of 35%, or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s Series A Preferred Shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s Series A Preferred Shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income.  With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may designate a portion of our distributions paid to such U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as long-term capital gain (through 2012), provided that the U.S. shareholder has held the Series A Preferred Shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such Series A Preferred Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including such income from any TRS in which we may own an interest),

•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income, and

•	the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a “C” corporation with respect to which we are required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), including a TRS, or (ii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income. We expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our Series A Preferred Shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our Series A Preferred Shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Series A Preferred Shares.  In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our Series A Preferred Shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the Series A Preferred Shares at the time of the disposition. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our Series A Preferred Shares will be subject to a maximum federal income tax rate of 15% (through 2012), if our Series A Preferred Shares are held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our Series A Preferred Shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our Series A Preferred Shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Our Series A Preferred Shares.  Whenever we redeem any Series A Preferred Shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Shares to a holder of such Series A Preferred Shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our Series A Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the Series A Preferred Shares redeemed (provided the Series A Preferred Shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the Series A Preferred Shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the Series A Preferred Shares being redeemed, but also such holder’s ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series A Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the holder of Series A Preferred Shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series A Preferred Shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our Series A Preferred Shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Shares will be treated as a distribution on our shares as described under “Taxation of U.S. Shareholders — Taxation of Taxable Shareholders — Distributions Generally,” and “Taxation of Non-U.S. Shareholders — Distributions Generally,” in the Registration Statement on Form S-3, filed with the SEC on August 22, 2008 (as amended or supplemented from time to time). If the redemption of a holder’s Series A Preferred Shares is taxed as a dividend, the adjusted basis of such holder’s redeemed Series A Preferred Shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our Series A Preferred Shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Series A Preferred Shares into Common Shares.  Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described above in ” — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series A Preferred Shares for more than one year. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Series A Preferred Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities,

however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employed pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our Series A Preferred Shares as “debt financed property” within the meaning of the Code, i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our Series A Preferred Shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our Series A Preferred Shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Code Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our Series A Preferred Shares. These shareholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our Series A Preferred Shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•	either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares, and

•	we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

Certain restrictions on ownership and transfer of our Series A Preferred Shares contained in our charter generally should prevent a person from owning more than 10% of the value of our Series A Preferred Shares, and thus we are not likely to become a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our Series A Preferred Shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our Series A Preferred Shares applicable to non-U.S. shareholders of our Series A Preferred Shares.

For purposes of this summary, “non-U.S. shareholder” is a beneficial owner of our Series A Preferred Shares that is not a U.S. shareholder (as defined above under “— Taxation of Taxable U.S. Shareholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally.  As described in the discussion below, distributions paid by us with respect to our Series A Preferred Shares will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends,

•	return of capital distributions, or

•	long-term capital gain.

This discussion assumes that our Series A Preferred Shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our Series A Preferred Shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends.  A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our current or accumulated earnings and profits and is:

•	not attributable to our net capital gain, or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. shareholder owns 5% or less of the value of our Series A Preferred Shares at all times during the one year period ending on the date of the distribution.

In cases where the dividend income from a non-U.S. shareholder’s investment in our Series A Preferred Shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treat rate with us, or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.  Unless (A) our Series A Preferred Shares constitute a USRPI, as described in “— Dispositions of Our Series A Preferred Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our Series A Preferred Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our Series A Preferred Shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.  A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•	the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 5% of the value of Series A Preferred Shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•	the non-U.S. shareholder’s investment in our Series A Preferred Shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our Series A Preferred Shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain.  Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our Series A Preferred Shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a

non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Series A Preferred Shares.  Unless our Series A Preferred Shares constitute a USRPI, a sale of our Series A Preferred Shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular shareholder, our Series A Preferred Shares will constitute a USRPI only if each of the following three statements is true.

(1) Fifty percent or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We believe that 50% or more of our assets consist of interests in U.S. real property.

(2) We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we expect that we likely are domestically-controlled, we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity.

(3) Either (a) our Series A Preferred Shares are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our Series A Preferred Shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 5% of our outstanding Series A Preferred Shares any time during the five-year period ending on the date of the sale. We expect that our Series A Preferred Shares will continue to be regularly traded on an established securities market.

Specific wash sales rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our Series A Preferred Shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our Series A Preferred Shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other Series A Preferred Shares during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our Series A Preferred Shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our Series A Preferred Shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our Series A Preferred Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Conversion of Our Series A Preferred Shares into Common Shares.  Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares, provided our Series A Preferred Shares do not constitute a U.S. real property interest (“USRPI”). Even if our Series A Preferred Shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Dispositions of Our Series A Preferred Shares.” Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

Other Tax Considerations

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include those related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our Series A Preferred Shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our Series A Preferred Shares.

State, Local and Foreign Taxes

We, our subsidiaries, and/or shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Tax Shelter Reporting

If a holder of our Series A Preferred Shares recognizes a loss as a result of a transaction with respect to our Series A Preferred Shares of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a shareholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a shareholder that is either a corporation or a partnership with only corporate partners, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Shareholders should consult their tax advisers concerning any possible disclosure obligation with respect to the receipt or disposition of our Series A Preferred Shares, or transactions that we might undertake directly or indirectly. Moreover, shareholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Effects of Certain New Legislation

Expansion of Medicare Tax

The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. shareholders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our Series A Preferred Shares, effective for taxable years beginning after December 31, 2012. Prospective investors are urged to consult their own tax advisors regarding this new legislation.

Foreign Accounts and Foreign Entities

The Hiring Incentives to Restore Employment Act of 2010 imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders that own our Series A Preferred Shares through foreign accounts or foreign intermediaries and to certain non-U.S. shareholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Series A Preferred Shares paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. This legislation is generally effective for payments made after December 31, 2012. Prospective investors are urged to consult their own tax advisors regarding this new legislation.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement with Wells Fargo Securities, LLC, as representative of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of Series A Preferred Shares set forth opposite its name in the table below.

Number
Underwriter	of Shares

Wells Fargo Securities, LLC	2,000,000
Barclays Capital Inc.	400,000
KeyBanc Capital Markets Inc.	400,000
Raymond James & Associates, Inc.	400,000
RBC Capital Markets, LLC	400,000
Janney Montgomery Scott LLC	100,000
JJB Hilliard, WL Lyons LLC	100,000
Robert W. Baird & Co. Incorporated	100,000
Stifel, Nicolaus & Company, Incorporated	100,000

Total	4,000,000

Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to purchase all of these Series A Preferred Shares if any shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify severally the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligations to purchase the Series A Preferred Shares depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true, that there is no material adverse change in the financial markets and that we deliver to the underwriters customary closing documents.

The underwriters propose to offer our Series A Preferred Shares directly to the public at $25.00 per share and to certain dealers at such price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. If all of the Series A Preferred Shares are not sold at the public offering price, the representative of the underwriters may change the public offering price and the other selling terms. The offering of the Series A Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Series A Preferred Shares.

		Total Without
	Per Share	Option Exercised	Option Exercised

Public offering price	$25.00	$100,000,000	$115,000,000
Underwriting discount	0.7875	3,150,000	3,622,500

We estimate that the total expenses related to this offering payable by us, excluding the underwriting discount, will be approximately $300,000.

We have granted the underwriters an option to purchase up to 600,000 additional Series A Preferred Shares at the public offering price less the underwriting discount and less an amount per share equal to any distributions per share payable by us on our Series A Preferred Shares that are not payable by us on these option shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over- allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A Preferred Shares proportionate to that underwriter’s initial amount reflected in the above table.

We have agreed not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, any of our Series A Preferred Shares or any preferred shares ranking on par with or senior to the Series A Preferred Shares or any options or warrants to acquire Series A Preferred Shares or securities exchangeable or exercisable for or convertible into Series A Preferred Shares or preferred shares ranking on par with or senior to the Series A Preferred Shares; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Shares or such parity or senior preferred shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Shares, such parity or senior preferred shares, in cash or otherwise; or (iii) announce the offering of, or file or cause to be filed any registration statement under the Securities Act with respect to, any Series A Preferred Shares or any preferred shares ranking on par with or senior to the Series A Preferred Shares or any options or warrants to acquire Series A Preferred Shares or securities exchangeable or exercisable for or convertible into Series A Preferred Shares or preferred shares ranking on par with or senior to the Series A Preferred Shares for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representative, except (with respect to clause (iii)) for the filing of a “universal” shelf registration statement on Form S-3 and any amendments thereto, provided, that we shall otherwise remain subject to the restrictions set forth in the underwriting agreement with respect to the offer, sale or issuance of any Series A Preferred Shares or securities exchangeable or exercisable for or convertible into Series A Preferred Shares or preferred shares ranking on par with or senior to the Series A Preferred Shares registered thereunder.

Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have filed an application to list our Series A Preferred Shares on the NYSE under the symbol “FPOPrA.” If this application is approved, we expect trading of our Series A Preferred Shares on the NYSE to begin within 30 days following initial delivery of our Series A Preferred Shares. The underwriters have advised us that they intend to make a market in our Series A Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time.

Until the distribution of Series A Preferred Shares is completed, the Securities and Exchange Commission, or SEC, rules may limit the underwriters and selling group members from bidding for and purchasing our Series A Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series A Preferred Shares, such as bids or purchases of shares in the open market while the offering is in progress to peg, fix, or maintain that price. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series A Preferred Shares from us in the offering. The underwriters may reduce that short position by purchasing Series A Preferred Shares in the open market and by exercising all or part of the over-allotment option described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Series A Preferred Shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Series A Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the Series A Preferred Shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of our Series A Preferred Shares. They may also cause the price of our Series A Preferred Shares to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

Affiliates of Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., which are underwriters in this offering, are lenders under our unsecured revolving credit facility and may therefore receive a portion of the net proceeds from this offering through the partial repayment of indebtedness under the unsecured revolving credit facility. See “Use of Proceeds.” Affiliates of Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. also act as agents in connection with the credit facility and have received and will continue to receive customary compensation in connection with the credit facility.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, transactions with us and perform services for us in the ordinary course of their business. They have received and will in the future receive customary fees and commissions for these transactions. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal and U.S. federal income tax matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of First Potomac Realty Trust and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009 and the related financial statement schedule of real estate and accumulated depreciation as of December 31, 2009, incorporated by reference herein, and the effectiveness of our internal control over financial reporting as of December 31, 2009, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports incorporated by reference herein.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, unless specifically stated otherwise, prior to completion of the offering of Series A Preferred Shares described in this prospectus supplement.

•	Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 8, 2010;

•	Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 7, 2010, August 6, 2010 and November 8, 2010, respectively; and

•	Current Reports on Form 8-K filed on January 5, 2010, March 1, 2010, March 19, 2010, May 19, 2010, May 21, 2010, May 27, 2010, June 7, 2010, July 6, 2010, November 1, 2010 (with respect to Item 1.01 only), November 8, 2010, November 15, 2010 and January 11, 2011.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Current Report on Form 8-K furnished under Item 2.02 or Item 7.01) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:

First Potomac Realty Trust
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(301) 986-9200

Our SEC filings also are available on our Internet website at http://www.first-potomac.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common shares are listed on the NYSE and we are required to file reports, proxy and information statements and other information with the NYSE. These documents can be inspected at the principal office of the NYSE, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-142147) covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete, and in each instance we refer you to the applicable document filed with the SEC for more complete information.

$500,000,000

Senior Debt Securities
Subordinated Debt Securities
Preferred Shares of Beneficial Interest
Common Shares of Beneficial Interest

First Potomac Realty Trust intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of these securities will not exceed $500,000,000 in the aggregate. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “FPO.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this prospectus carefully before you invest in our securities. For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on page 2 and in our periodic reports and other information that we file with the Securities and Exchange Commission.

The date of this prospectus is August 22, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities described in this prospectus or any applicable prospectus supplement in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission and incorporate by reference, is accurate only as of the date of the documents containing the information.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the Securities and Exchange Commission at its public reference room in Washington, D.C. (100 F Street, N.E. 20549). Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed. In addition, we maintain a website that contains information about us at www.first-potomac.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or documents we file with or furnish to the Securities and Exchange Commission.

INCORPORATION OF INFORMATION FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the Securities and Exchange Commission. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus, any prospectus supplement to the prospectus or any information incorporated by reference later. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, unless specifically stated otherwise, prior to completion or termination of the offering of securities described in this prospectus.

We incorporate by reference the documents listed below:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.

4. Current Report on Form 8-K filed May 28, 2008.

5. Current Report on Form 8-K filed August 12, 2008.

6. Current Report on Form 8-K filed August 19, 2008.

7. The description of our common shares on our registration statement on Form 8-A filed October 10, 2003.

You may obtain copies of these documents at no cost by requesting them from us either in writing to: First Potomac Realty Trust, c/o Investor Relations, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, or orally by calling us at (301) 986-9200.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we expect to provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Information Filed with the Securities and Exchange Commission.”

ii

FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the Securities and Exchange Commission that could cause actual results to differ materially from our forward-looking statements. For a further discussion of these factors, see the section below entitled “Risk Factors.”

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

iii

OUR COMPANY

First Potomac Realty Trust is a self-managed, self-administered Maryland real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, which we collectively refer to as the southern Mid-Atlantic region. Our company has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code.

We own our properties and conduct substantially all of our operations through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of June 30, 2008, we owned a 96.9% interest in our operating partnership. The remaining interests in the operating partnership are owned by limited partners, including certain of our executive officers and trustees, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.

Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200. We maintain a web site at http://www.first-potomac.com. The information on our web site does not constitute a part of this prospectus.

RISK FACTORS

Investing in our company involves various risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our profitability. These risks are interrelated, and you should treat them as a whole. These risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders. Before making an investment decision, you should carefully consider all of the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and any risk factors in our subsequent Securities and Exchange Commission filings incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Information” on page iii of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each of the last five fiscal years for our company and its predecessor, First Potomac Realty Investment Trust, Inc.

	Six Months
	Ended	Year Ended December 31,
	June 30, 2008	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges	1.22	*	*	*	*	*
Ratio of earnings to combined fixed charges and preferred share dividends	1.22	*	*	*	*	*

*	Fixed charges exceeded earnings for each of the five years ended December 31, 2007. The amounts of the deficiencies, or the fixed charge amounts in excess of earnings, were $3.1 million, $0.1 million, $1.6 million, $2.1 million and $7.9 million for the five years ended December 31, 2007 through 2003, respectively.

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred share dividends by dividing earnings by the sum of fixed charges and dividends on our outstanding preferred shares. For purposes of computing these ratios, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before minority interests. Fixed charges consist of interest expenses and amortization of loan origination fees. During the periods presented in the table above, no preferred shares were outstanding.

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate and working capital purposes. These purposes may include repayment of indebtedness and improvement of our properties, as well as the possibility of future acquisitions, development and/or redevelopment.

DESCRIPTION OF CAPITAL SHARES

Our declaration of trust provides that we may issue up to 150,000,000 common shares of beneficial interest, $0.001 par value per share, and 50,000,000 preferred shares of beneficial interest, $0.001 par value per share. As of June 30, 2008, 24,477,714 common shares were issued and outstanding, no preferred shares were issued and outstanding, 776,384 common shares were reserved for issuance upon redemption of units of partnership interest in our operating partnership, 2,519,380 common shares were reserved for issuance upon the exchange or redemption of our operating partnership’s 4% Exchangeable Senior Notes due in 2011, and up to a maximum of 1,560,800 common shares were reserved for issuance upon awards under our Equity Compensation Plan. The following is only a summary of some of the rights of shareholders that may be important to you. The description of our capital shares set forth below describes certain general terms and provisions of the capital shares. The following description does not purport to be complete and is qualified in its entirety by reference to our declaration of trust and our bylaws.

Common Shares

Under our declaration of trust, we have the authority to issue up to 150,000,000 common shares of beneficial interest. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, referred to as the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Maryland law and our declaration of trust provide that none of our shareholders is personally liable for any of our debts, claims, demands, judgments or obligations solely by reason of that shareholder’s status as a shareholder.

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge unless such action is approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast by the shareholders on the matters described in the preceding sentence except with respect to the amendment or repeal of certain designated sections of the declaration of trust (which requires the affirmative vote of two-thirds of our outstanding shares entitled to vote on such matters). Our declaration of trust permits the trustees to amend the declaration of trust from time to time by a vote of two-thirds of the trustees to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders.

Dividends, Liquidation and Other Rights

All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares are entitled to receive dividends when authorized by our board of trustees out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares that may be created and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our common shares. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Other Matters

Our common shares currently trade on the NYSE under the symbol “FPO.” The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co. We will apply to the NYSE or any securities exchange on which our common shares are listed to list any additional common shares to be sold pursuant to this prospectus.

Our common shares are subject to certain restrictions upon the ownership and transfer thereof which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see “— Restrictions on Ownership and Transfer.”

Preferred Shares

Our board of trustees is authorized to provide for the issuance of up to 50,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereof.

Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, our board of trustees may afford the holders of any series or class of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional preferred shares could have the effect of delaying or preventing a change in control.

The applicable prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	any rights to convert the preferred shares into other common shares or rights, including a description of the common shares or rights into which such preferred shares are convertible (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code.

Our preferred shares are subject to certain restrictions upon the ownership and transfer thereof for the purpose of enabling us to preserve our status as a REIT. For a description of those restrictions, see “— Restrictions on Ownership and Transfer.”

Power to Reclassify Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion and other rights, including but not limited to voting powers, restrictions, limitations as to dividends or other distributions, and qualifications or terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their interest. As of the date hereof, no preferred shares are outstanding.

Power to Issue Additional Common Shares or Preferred Shares

We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our common shares may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of securities or otherwise be in their interest.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes that it is at present essential for us to qualify as a REIT, the declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares of beneficial interest that a person may own or be treated as owning under applicable attribution rules. Our declaration of trust generally provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than (i) 8.75% (by number or value) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. However, Louis T. Donatelli and Douglas J. Donatelli, and certain persons related to either of them under the applicable ownership attribution rules, are generally permitted to own, in the aggregate, either directly or under applicable ownership attribution rules, up to 14.9% of (i) the number or value of our outstanding common shares and (ii) the value of our outstanding shares of beneficial interest of all classes. This 14.9% limitation is, however, reduced to 9.9% immediately prior to any time that (x) Louis T. Donatelli and Douglas J. Donatelli, together with the other related persons, constructively own, pursuant to applicable provisions of the Internal Revenue Code, in the aggregate, a 10% or greater interest in a direct or indirect tenant of our company from which the board of trustees anticipates that we will derive more than $200,000 in gross income during the current taxable year and (y) as a result of this ownership, we would be treated as constructively owning, pursuant to applicable provisions of the Internal Revenue Code, a 10% or greater interest in that direct or indirect tenant.

Our board of trustees, generally in its sole discretion, may exempt a proposed transferee from the ownership limit. However, the board of trustees may not grant such an exemption to any person if such exemption could cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or could result in a portion of our gross income in excess of a specified threshold being treated as nonqualifying income for REIT gross income test purposes. Our board of trustees may, in connection with a proposed exemption from the ownership limit, require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, regarding the effect of the proposed exemption on our status as a REIT. In addition, our board of trustees may subject an exemption from the ownership limit to such conditions as it determines are appropriate.

Our declaration of trust prohibits any person from (a) beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code and (b) transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest where such ownership will or may violate any of the foregoing restrictions on transferability and ownership, or any person to whom our shares of beneficial interest are transferred in a transaction that resulted in share ownership in violation of the foregoing ownership limitations is required to give notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the foregoing transfer or ownership limitations, then such transfer shall be void and the intended transferee shall acquire no rights in such shares; provided that this shall not preclude the settlement of transactions entered into through the facilities of the NYSE. If, as a result of a transfer of shares of beneficial interest or another event, there would be beneficial or constructive ownership of our shares of beneficial interest in excess or in violation of the transfer or ownership limitations described above, then that number of shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) shall be automatically transferred to a “charitable” trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer shall be deemed to be effective as of the close of business on the business day, as it is defined in the declaration of trust, prior to the date of the violative transfer or other event resulting in such excess ownership or violation. Shares of beneficial interest held in the charitable trust shall be issued and outstanding shares of beneficial interest. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall not benefit economically from ownership of any shares of beneficial interest held in such charitable trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in such charitable trust. The trustee of the charitable trust shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of beneficial interest have been transferred to the charitable trust shall be paid by the recipient of such dividend or distribution to the trustee of the charitable trust, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee of the charitable trust. Any dividend or distribution so paid to the trustee of the charitable trust shall be held in trust for the charitable beneficiary. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall have no voting rights with respect to shares of beneficial interest held in the charitable trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the charitable trust, the trustee shall have the authority, at the trustee’s sole discretion, (i) to rescind as void any vote cast with respect to such shares prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the charitable trust, the trustee shall sell the shares of beneficial interest held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust and to the charitable beneficiary as follows: The person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall receive the lesser of (i) the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust or (ii) the price paid by the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust in the transaction giving rise to the transfer of such shares of beneficial interest to the charitable trust, or, if such person did not give value for the shares of beneficial interest in such transaction, the market price (as defined in the declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust. Any net sale proceeds in excess of the amount payable to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the charitable trust, such shares are sold by a person who would otherwise have held the shares of beneficial interest transferred to the charitable trust, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust received an amount for such shares that exceeds the amount that such person was entitled to receive pursuant to the second preceding sentence, such excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a transaction or other event not involving a market price per share, the market price at the time of such transaction or other event) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transaction or other event that resulted in shares being held in the charitable trust and (ii) the date our board of trustees determines in good faith that a transaction or other event resulting in shares being held in the charitable trust has occurred if we do not receive a notice of such transaction or other event in accordance with the requirements of the declaration of trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust.

All certificates representing our shares of beneficial interest bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the securities or otherwise be in the best interest of our securityholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws. Copies of our declaration of trust and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Number of Trustees; Vacancies

Our declaration of trust provides that the number of our trustees shall initially be seven. In accordance with our declaration of trust and bylaws, the number of trustees may only be increased or decreased by a vote of a majority of the members of our board of trustees; provided that the number shall never be less than one or greater than 15. By resolution, our board of trustees has fixed the number of trustees at eight as of June 30, 2008. Our bylaws provide that any vacancy (other than a vacancy created by an increase in the number of trustees) may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any vacancy created by an increase in the number of trustees shall be filled by a majority of the entire board of trustees at any regular meeting or at any special meeting called for that purpose.

Our bylaws provide that at least a majority of our trustees will be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE, and will be nominated by our nominating and governance committee.

Removal of Trustees

Our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity common shares. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•	an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•	two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Our amended and restated declaration of trust contains a provision exempting the company from the application of the business combination statute. There can be no assurance that this provision will not be amended or eliminated in the future.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third all voting power;

•	one-third or more but less than a majority all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Article II, Section 17 of our bylaws contains a provision exempting the application of the control share acquisition statute to any and all acquisitions by any person of our shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.

Merger, Amendment of Declaration of Trust

Under Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the declaration of trust, the approval of which requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT Law and our declaration of trust, our trustees are permitted, by a two-thirds vote, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

Limitation of Liability and Indemnification

Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, employees, agents, trustees or officers or any individual who, while a shareholder, employee, agent, trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former shareholder, trustee or officer who is made a party to a proceeding by reason of his or her service to us.

Maryland law permits us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable to us. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the chairman of our board of trustees, our president or our chief executive officer, or by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that except as otherwise required by law or by the rules of the public securities exchange on which our shares are then traded, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of such meeting (but not to vote thereat) has waived in writing any right to dissent from such action.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although the bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The fiduciary duty and control share acquisition provisions of Maryland law (if, with respect to the control share acquisition provisions, the applicable provision in our bylaws is rescinded); the provisions of our declaration of trust on the removal of trustees and the restrictions on the transfer and ownership of shares of beneficial interest; and the provisions relating to the filling of vacancies and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. The “unsolicited takeovers” provisions of the Maryland General Corporation Law, or MGCL, permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and the depository;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures (other than a covenant otherwise specifically dealt with by the indenture) and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the amended and restated agreement of limited partnership of our operating partnership, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “How to Obtain More Information.”

Formation; Management

Our operating partnership was organized as a Delaware limited partnership on August 25, 1997. Pursuant to the amended and restated limited partnership agreement, as the sole general partner of the operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to cause the partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees and to cause changes in the partnership’s line of business and distribution policies. In general, we may amend the partnership agreement without the consent of the limited partners. However, except as provided in the next sentence, any amendment to the partnership agreement that would:

•	affect certain conversion rights of the limited partners adversely,

•	adversely affect the rights of the limited partners to receive distributions payable to them,

•	alter the partnership’s allocation of profit and loss to the limited partners, and

•	impose any obligation to make additional capital contributions upon the limited partners requires the consent of limited partners, other than us, holding more than 50% of the units of our operating partnership held by such partners. The partnership agreement provides that we, as general partner, shall place such restrictions as we reasonably deem appropriate on conversions and transfers of partnership units to ensure that the operating partnership does not constitute a “publicly traded partnership” taxable as a corporation for federal income tax purposes, and that we, as general partner, shall, if we determine that it is in the best interests of the operating partnership that the operating partnership not be treated as a “publicly traded partnership,” place such restrictions as we reasonably deem appropriate on conversions and transfers of partnership units to ensure that the operating partnership does not constitute a “publicly traded partnership” for federal income tax purposes.

Transferability of Interests

In general, we may not voluntarily withdraw from the partnership or transfer or assign our interest in the partnership. We may, however, enter into a merger, consolidation or similar corporate transaction the result of which is a transfer of or change in the general partner if we receive the consent of the holders of a majority of the units of our operating partnership, excluding those held by us, the contemplated transaction provides that the limited partners receive property in an amount equal to the amount they would have received had they exercised their redemption rights with respect to our shares immediately prior to such transaction, or our successor contributes substantially all of its assets to the partnership in return for a general partnership interest or limited partnership interest in the partnership.

With certain limited exceptions, the limited partners may not transfer their interests in the partnership, in whole or in part, without our written consent, which consent may be withheld in our sole discretion.

Capital Contribution

The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow these funds from a financial institution or other lender and lend these funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares of beneficial interest as additional capital to the partnership. We are authorized to cause the partnership to issue partnership interests for less than fair market value if we have concluded in good faith that such issuance is in both the partnership’s and our best interests. If we contribute additional capital to the partnership, we will receive additional partnership interests and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the partnership, we will revalue the property of the partnership to its fair market value as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of this property for fair market value on the date of the revaluation. Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise, which would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that we own as general partner.

Redemption Rights

Pursuant to Section 8.04 of the partnership agreement, all of the current holders of the units of our operating partnership, other than us, have redemption rights, which enable them to cause us to redeem their units into common shares of our company on a one-for-one basis, subject to adjustments for stock splits, dividends, recapitalizations and similar events, or, at our option, to redeem their units for a cash amount equal to the value of the common shares into which the units would otherwise be converted. The cash value of such common shares shall be calculated from the average of the daily market price of our common shares on the NYSE for the ten-consecutive-trading-day period immediately preceding the date that the holder provides notice of redemption. The current third party limited partners own, in the aggregate, 776,384 units of our operating partnership. Holders of units of our operating partnerships are prohibited from redeeming their units until the units have been held for at least one year unless we elect to waive this restriction. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of common shares to the limited partner would:

•	result in any person owning, directly or indirectly, common shares in excess of the ownership limitations set forth in our declaration of trust;

•	result in our shares of beneficial interest being owned by fewer than 100 persons, as determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our or the partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code; or

•	be likely to cause the acquisition of common shares by such redeeming limited partner to be “integrated” with any other distribution of common shares or units of our operating partnership for purposes of complying with the Securities Act.

In all cases, however, each limited partner may not exercise the redemption right:

•	for fewer than 1,000 units of our operating partnership or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner, without our consent;

•	with respect to more than the number of units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common shares in excess of the applicable ownership limitation; and

•	more than two times annually.

The partnership agreement requires that the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Internal Revenue Code, other than any federal income tax liability associated with our retained capital gains, and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Internal Revenue Code.

In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses and these expenses will be treated as expenses of the partnership. Our expenses generally include:

•	all expenses relating to our continuity of existence;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the partnership.

Distributions

The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and the limited partners in accordance with the respective percentage interests of the partners in the partnership.

Upon liquidation of the partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to the partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership, including depreciation and amortization deductions, for each fiscal year generally are allocated to the partners in accordance with their respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and Treasury Regulations promulgated thereunder. Unless a different method is selected by us, as general partner, the partnership will use the “traditional method” under Section 704(c) of the Internal Revenue Code for allocating items with respect to which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution.

Term

The partnership will have perpetual existence, unless dissolved upon:

•	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all units of our operating partnership, other than those held by us, if any; or

•	an election by us in our capacity as the sole general partner of our operating partnership.

Tax Matters

Pursuant to the partnership agreement, the general partner is the tax matters partner of the partnership. Accordingly, as general partner of our operating partnership, we have authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the partnership.

FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences to our company generally resulting from the treatment of our company as a REIT. A prospectus supplement will contain information about the material federal income tax considerations relating to the ownership and disposition of our securities. As used in this section, the terms “we” and “our” refer solely to First Potomac Realty Trust and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Internal Revenue Code. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations.

The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2003. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code and intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Internal Revenue Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and the related rules and regulations.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2004 through December 31, 2007 and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2008 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Requirements for Qualification — Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,”

or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We are subject to the corporate federal income tax on any taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of our gross income qualifying under the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) occurring during our 2005 and subsequent taxable years, as described below under “— Requirements for Qualifications — Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Internal Revenue Service, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification during our 2005 and subsequent taxable years, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

Organizational Requirements.  A REIT is a corporation, trust or association that meets each of the following requirements:

1) It is managed by one or more trustees or directors;

2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5) At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9) It meets certain other qualifications tests described below regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. Our declaration of trust provides for restrictions regarding the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of our shares of beneficial interest are described in “Description of Capital Shares — Restrictions on Ownership and Transfer.”

For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

We may not qualify as a REIT for any year if at the close of such year we have undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., as the case may be, did not qualify as an S corporation for federal income tax purposes. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we or our predecessor corporation did not so qualify, we may inadvertently fail to qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for any of the following four taxable years.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “— Requirements for Qualification — Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel (or, beginning with our 2009 taxable year, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such hotel (or, beginning with our 2009 taxable year, such health care facility) is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “Prohibited Transactions.”

We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which has not engaged in any business activities. Certain of our management activities may be conducted in the future through First Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal and state income taxes on their net income at the standard corporate rates.

Gross Income Tests.  We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or common shares, income from certain hedging instruments (during our 2004 and prior taxable years) or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, beginning with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Hunton & Williams LLP that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent by reference to any person’s income or profits, in compliance with the rules above.

Second, we must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. In addition, our declaration of trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a tenant. Based on the foregoing, we should never own, actually or constructively, 10% or more of any tenant other than a taxable REIT subsidiary. We have represented to Hunton & Williams LLP that we will not rent any property to a related-party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

As described above, we currently have one taxable REIT subsidiary. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.” If in the future we receive rent from a taxable REIT subsidiary, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the tenant; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we would be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than four years (or, for sales made after July 30, 2008, two years);

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the four-year period (or, for sales made after July 30, 2008, two-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling prince of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least four years (or, for sales made after July 30, 2008, two years) for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the

Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Beginning with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Foreign Currency Gain.  Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:

•	our failure to meet these tests was due to reasonable cause and not to willful neglect;

•	we attached a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

Beginning with our 2005 taxable year, those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the Internal Revenue Service in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 90% (or 95% beginning with our 2005 taxable year) of our gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests.  To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 20% of the value of our total assets (or, beginning with our 2009 taxable year, 25% of the value of our total assets) may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,”

however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that, at the end of any calendar quarter beginning with our 2005 taxable year, we violate the 5% asset test or 10% vote or value test described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure. In the event of any other failure of the asset tests beginning with our 2005 taxable year, we will not lose our REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset causing the failure with the Internal Revenue Service, (iii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (iv) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements.  Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount not less than:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements.  We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares. We intend to comply with these requirements.

Failure to Qualify.  Beginning with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders, and any distributions to shareholders would be taxable as dividend income to the extent of our current and accumulated earnings and profits. In such event, to the extent of our current and accumulated earnings and profits, all distributions to most domestic noncorporate stockholders would be eligible to be treated as qualified dividend income, which currently is taxed at capital gains rates (through 2010). Corporate shareholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

Taxable REIT Subsidiaries.  As described above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that is permitted to have income that would not be qualifying income if earned directly by us. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel (or, beginning with our 2009 taxable year, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such hotel (or, beginning with our 2009 taxable, such health care facility) was either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by us. A taxable REIT subsidiary may provide services to our tenants and engage in activities unrelated to our tenants, such as third-party management, development, and other independent business activities.

We and a subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns more than 35% of the value or voting power of all outstanding stock of a corporation, the corporation will automatically also be treated as a taxable REIT subsidiary. Overall, no more than 20% (or, beginning with our 2009 taxable year, 25%) of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a controlled taxable REIT subsidiary will not be treated as “rents from real property.” The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which has not engaged in any business activities. Certain of our management activities may be conducted in the future through First Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal, state and local income taxes on their net income at the standard corporate rates.

State and Local Taxes.  We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, securityholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Other Tax Consequences

Tax Aspects of Our Investments in the Operating Partnership.  The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we qualified for certain relief provisions. See “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties.  Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference.

Basis in Partnership Interest.  Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•	reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships.  The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A partnership in which we are a partner generally will depreciate property for federal income tax purposes under the modified accelerated cost recovery system of depreciation, referred to as MACRS. Under MACRS, the partnership generally will depreciate furnishings and equipment over a seven year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Tax legislation enacted in 2003 provides a first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property placed in service after May 5, 2003, which includes qualified leasehold improvement property with a recovery period of less than 20 years, such as furnishings and equipment. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. A first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property is available for qualified property that is acquired after December 31, 2007 and before January 1, 2009, and that is placed in service before January 1, 2009. “Qualified property” includes qualified leasehold improvement property (as defined above) and property with a recovery period of less than 20 years such as furnishings and equipment. Under MACRS, the partnership generally will depreciate buildings and improvements over a 39 year recovery period using a straight line method and a mid-month convention. In addition, certain qualified leasehold improvement property placed in service before January 1, 2006 will be depreciated over a 15 year recovery period using a straight line method and a half-year convention. The partnership’s initial basis in properties acquired in exchange for units of the partnership should be the same as the transferor’s basis in such properties on the date of acquisition. Although the law is not entirely clear, the partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that the partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property.  Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Requirements for Qualification — Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby domestically or abroad in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to agents;

•	directly to investors; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

We expect to set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis, unless otherwise provided in a prospectus supplement.

We may from time to time engage Cantor Fitzgerald & Co. or other firms to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “Offering Agent.” If we reach agreement with an Offering Agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the Offering Agent will try to sell such securities on the agreed terms. The Offering Agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The Offering Agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at-the-market” offering.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Compensation of Agents and Underwriters

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc., or any independent broker/dealer in connection with any offering of securities by this prospectus will not be greater than 10% of the gross proceeds received by the company in the offering, plus a maximum of 0.5% of the gross proceeds for reimbursement of bona fide due diligence expenses.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the NYSE under the symbol “FPO.” We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Other

Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make.

Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business.

OTHER MATTERS

Legal

The legality of any securities offered by this prospectus will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Considerations” upon the opinion of Hunton & Williams LLP.

Experts

The consolidated financial statements of First Potomac Realty Trust and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the financial statement schedule of real estate and accumulated deprecation as of December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 consolidated financial statements refers to the adoption by First Potomac Realty Trust and subsidiaries of the provisions of SFAS 123(R), “Share-Based Payment” in 2006.